Exhibit 32.1 - SECTION 906 CERTIFICATION

EXHIBIT 32.1

Section 1350 Certifications

I am the Principal Executive Officer and Principal Financial Officer of Accend Media, a Nevada corporation (the “Company”). I am delivering this certificate in connection with the Form 10-Q/A of the Company for the quarter year ended November 30, 2011 and filed with the U.S. Securities and Exchange Commission (“Form 10-Q/A”).

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Accend Media (the “Company”) certifies to his knowledge that:

(1)	The amended Quarterly Report on Form 10-Q/A of the Company for the quarterly period ended November 30, 2011 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in that Form 10-Q/A fairly presents, in all material respects, the financial conditions and results of operations of the Company.

/s/ Scott Gerardi
Scott Gerardi
Principal Executive Officer Principal Financial Officer

February 10, 2012
Date